Exhibit 4.41

Non Judicial

Indian-Non Judicial Stamp
Haryana Government

Date : 23/01/2023

Certificate No. G0W2023A302

GRN No. 98496605

Stamp Duty Paid : ₹ 200

Penalty : ₹ 0

Seller / First Party Detail

Name: Yatra Online Limited

H.No/Floor : Na Sector/Ward : LandMark : Na

City/Village : Gurugram District : Gurugram State : Haryana

Phone: 70******09

Buyer / Second Party Detail

Name : The Federal Bank ltd

H.No/Floor : Na Sector/Ward : Na LandMark : Na

City/Village: Gurugram District : Gurugram State : Haryana

Phone : 70******09

Purpose : ARTICLE 5 GENERAL AGREEMENT

The authenticity of this document can be verified by scanning this QrCode Through smart phone or on the website https://egrashry.nic.in

This stamp paper forms an integral part of "Agreement for Sales Invoice Discounting" executed on 02.02.2023 by M/s Yatra Online Limited (CIN: U63040MH2005PLC158404) for Sales Invoice Discounting Limit of Rs 20,00,00,000/-(Rupees Twenty Crores Only) in favor of The Federal Bank

For M/s Yatra Online Limited

Authorized Signatory

YATRA ONLINE LIMITED

AGREEMENT FOR SALES INVOICE/BILL DISCOUNTING FACILITY

THIS AGREEMENT executed by **M/s Yatra Online Limited (CIN: U63040MH2005PLC158404)**, a **company within the meaning of Companies Act, 2013 having its registered office at B2/101, 1st Flr MarathonInnova, Marathon Nextgen Complex, B Wing G Kadam Marg, Opp Peninsula Corp Park Lower Parel(W), Mumbai, Maharashtra-400013 and office among other place at Gulf Adiba, Plot 272, 04th Floor, Udyog Vihar, Phase II Gurugram, Haryana-122008** (hereinafter called 'the Borrower') which expression shall include their assigns jointly and severally on this the 2nd **day of February 2023** in favour of the **FEDERAL BANK LTD**, a Company registered under the Companies Act 1956 having its Regd. Office at Aluva, Kerala and having a branch office among other places at **Br. Gurugram/MG Road** (hereinafter called 'the Bank' which expression shall where the context admits include its successors, assigns and attorneys).

Whereas the Bank has a working capital loan scheme generally referred to as Bill/Invoice Purchased/Discounted (Sales Invoice/Bill Discounting) for granting financial assistance to borrower/s for meeting various working capital /business needs(hereinafter referred to as "the scheme" which shall include the scheme as modified from time to time).

Whereas the borrower has requested the Bank to grant financial accommodation of **Rs.20,00,00,000/- (Rupees Twenty Crores only)** by way of purchasing/discounting of Bills/invoices/Bills of Exchange/Promissory Notes (hereinafter referred as "Instruments") and whereas the bank has on execution of this agreement ,in accordance with the Scheme and subject to the terms and conditions mentioned herein and further to be secured by the borrower's Demand Promissory Note in favour of the bank or order agreed to grant and/or granted financial accommodation of **Rs.20,00,00,000/- (Rupees Twenty Crores only)** by way of purchasing/discounting of instruments secured by the borrower's Demand Promissory Note in favour of the bank or order and to be further secured, as herein provided, it is agreed as follows:

(1) The borrower specifically agrees and promises that they will present to the Bank for negotiation only bonafide instruments arising out of genuine business transactions, the negotiable instruments being drawn by/ on financially sound parties, having standing and respectability in business and capable of honouring the instruments on due dates. The borrower hereby declares that in respect of instruments drawn on parties or businessmen they shall submit to the Bank now and from time to time information in writing relating to

For M/s Yatra Online Limited

Authorized Signatory

the credit worthiness of such persons in the prescribed form that may be required by the Bank and shall correctly state therein the assets and liabilities of the persons on whom such bills are drawn. The Bank shall discount invoices which have been raised by the borrowers to its client and in this respect, the borrower shall give the undertaking regarding the validity of the invoices in lieu of requirement, if any, to furnish acceptance/acknowledgement of the invoices by client.

(2) That all instruments presented to the Bank are properly drawn and duly stamped and/ or accepted by the parties described therein and that they have got such instruments accepted in their presence and that the borrower specifically declares that the signatures affixed therein are the signatures of the parties / businessmen described in the bills and that they can identify the persons, if so called, upon by the Bank.

(3) The borrower declares that the instruments tendered by them for negotiation and accompanying documents are borne out of bonafide trade transactions.

The Borrower/s agree to pay interest on the Facility at the interest rate 9.25% which shall be compounded at rests.

(4) That the Bank shall not be required to extend or continue purchase /discount facility otherwise than at the Bank's discretion and in no circumstances to an amount at any one time exceeding with interest thereon the sum of **Rs.20,00,00,000/- (Rupees Twenty Crores only** or a sum equal to 90 percent of the rupees equivalent value of the said instruments whichever sum may be the less.

(5) The borrower hereby declares that they have requested the Bank for grant of a limit as aforesaid and agrees to tender to the Bank from time to time only instruments drawn as per the terms and conditions of sanctions and on purchasing/discounting the instruments, the proceeds less the discount and other charges be credited to their account.

(6) The borrower hereby waives notice of dishonour in case of dishonour of Negotiable instruments by the maker/acceptor /drawee.

(7) The borrower specifically agrees that the instruments tendered by them and purchased/discounted by the Bank will be paid and retired promptly on presentation/ on the due date and in the event of any such instruments becoming unpaid, the borrower(s) specifically agree/s to effect payment of the same immediately on notice being given to any one of them. The Bank may, at its discretion, debit the amount to their current A/c /Cash Credit account without prejudice to its right to take action on such bills.

For M/s Yatra Online Limited

Authorized Signatory

YATRA ONLINE LIMITED

(8) The borrower, hereby, specifically agree/s to reimburse the postage/courier charges and charges, if any levied by the Drawee Bank /Correspondent Bank while making payment against the instrument(s) and also indemnify the Bank against any loss or damage or risk in consideration of the Bank extending the Purchasing/ Discounting facility to them and against any loss or damage that may arise out of the non-payment, non-despatch of notice to the party or to the borrower and for not protesting on the due date in case of dishonour of instruments and for not taking steps that are required to be taken by the Bank in respect of dishonoured instruments or otherwise.

(9) The Bank shall have first paramount lien exclusively on the bills disounted with bank and the money received thereunder.

(10) The borrower specifically agrees that in the event of any such instrument becoming unpaid on the due date, or remaining unaccepted on presentation the borrower(s) shall make good the bank with the amount with all out of pocket expenses incurred/suffered by it and redeem the instrument and they will not insist or request the Bank to exhaust any remedy or course of action against the acceptor of the bill or any other person and hereby waives such specifically.

(11) The borrower also agrees that the instrument(s) handed over to the bank for purchase /discount may be sent by the bank either by registered post or by ordinary post or by courier or by any other mode as is decided by the bank at its option to its gents/corespondent banks for collection who shall also be their agent or directly to the drawees, by land, sea or air at the Borrower's risk and and responsibility.

(12) (a)The borrower shall not, during the continuance of this agreement create any other charge by way of hypothecation, pledge or otherwise on the hypothecated properties whereby the interest of the Bank is prejudicially affected

(b) The borrower shall keep the securities hypothecated at all times during the continuance of the facility covered under these presents against risk of fire, loss or damage and risk in transit and for any other purpose required by the Bank from time to time with suitable Bank clauses in the policy failing which the Bank shall be entitled, but not obliged, to take such policies without reference to the borrower and debit the premia to any of the account of the borrower kept with the Bank.

(c) The Borrower hereby agrees that the Bank its Agents and Nominees shall be entitled at all times without notice to the Borrower but at the Borrower's risk and expense if so required as Attorney for and in the name of the Borrower to enter any place where the

For M/s Yatra Online Limited

Authorized Signatory

YATRA ONLINE LIMITED

hypothecated properties are stored and / inspect, value, take particulars of, dispose all or any part of the hypothecated properties and check any statement of accounts, reports and informations given by the Borrower.

(13) That it is declared that all present and that all future goods hereunder shall likewise be unencumbered absolute and disposable property of the borrower.

(14) That no responsibility will lie with the Bank in respect of the quantity, quality or condition of the services and /or products being rendered/sold.

(15) The borrower acknowledge/s that the accommodation granted to the borrower shall be for a period of **12 months (tenor upto 90 days) subject to renewal due on 30.11.2023** but the Bank shall have the fullest liberty to recall the advance(s) made to them at any time without assigning any reason. The bank shall also have the discretion to extend accommodation for such periods as the Bank may deem fit.

(16) That notwithstanding what has been stated herein before the outstanding balance under the facility shall become payable on demand and in lump sum and the bank shall also become entitled to possession of the hypothecated assets and sell them and to apply the sale proceeds for credit of the account and hold the borrower liable for the balance if any with penal interest at the rate of 4.00% which may be modified from time to time in case:-

(a) the borrower commits or suffers any breach of the conditions and obligation stipulated to be observed and performed by him.

(b) the borrower or any one of the borrowers dies, become insolvent, or has a receiver's order made against him allows the assets to be seized in distress or execution or under any other process of law.

(c) the loan become overdue for renewal /closure, periodic instalment of repayment or part thereof or periodic interest debited in the account remain in arrears and left unpaid for one month from the date fixed for its payment

(17) That this agreement shall operate as continuing security for all moneys, indebtedness and liabilities aforesaid notwithstanding the existence of a credit balance on the said account at any time or partial payments or fluctuations in the account .The borrower further declares and agrees that in the event of the Bank granting , at the Borrower's request, any further loans /advances at any time hereafter, the provisions of the agreement shall be deemed to apply to the said loans/advances in all respects.

For M/s Yatra Online Limited

YATRA ONLINE LIMITED

Authorized Signatory

(18) That nothing herein shall prejudice any rights or remedies of the bank in respect of any present or future security, guarantee, obligation or decree for any indebtedness of liability of the borrowers to the bank.

(19) That the bank shall be at liberty to avail guarantee facilities under the Guarantee Scheme 1981 of ECGC or such other agencies established or to be established for such purposes and to bear the guarantee fee at the rate specified from time to time in accordance with the rules relating there to and hereby expressly authorises the Bank to debit the guarantee fee to the loan account.

(20) That without prejudice to the right of the Bank to proceed against the Borrower under the civil law for the recovery of the amount the Borrower agree(s) that the Bank will be entitled to resort to Revenue Recovery Proceedings and the collection charges as fixed by the Government from time to time, shall be payable by the borrower and the Bank/Government may recover such amounts from the borrower and/or security. The borrower(s) hereby gives the borrower consent for the said loan being recovered as public demand moneys in terms of any legislation relating to recoveries thereof, where such consent is necessary under such legislation.

(21) That the bank shall be at liberty to rediscount/ assign/transfer the debt and the benefit of these presents and the securities for the advance and security documents to the Industrial Development Bank of India and/or such other institutions established or to be established for such purposes as security for any refinance obtained by the bank from the said Industrial Bank/Institution in respect of the loans, advances granted/agreed to be granted by the Bank to the Borrower and the Borrowers shall, if and whenever required by the bank, do so, at the Borrower's own expenses, do and execute and join the doing and executing all such acts, things, deeds, documents or assurance as the Financing Institutions may require for perfecting such assignments. The Bank shall be at liberty to furnish to the Industrial Development Bank of India and/or such other institutions any information and/or report whether received by the Bank from the Borrower or otherwise in the Bank's possession.

(22) That the Bank shall not be liable or responsible and our liability hereunder shall not be affected in manner by any delay in realisation, loss, damage or wrong delivery of the instrument(s) tendered to you whether on account of the utilisation by the Bank or agents / correspondents, postal, department, courier or otherwise. The Bank shall also not be responsible or liable for any loss, damage, or delay arising from any defect or error in presentment or calculation of due dates or remittance of proceeds, whether caused by the acts of omission or commission of third parties including other Banks or that of the Bank's

For M/s Yatra Online Limited

Authorized Signatory

YATRA ONLINE LIMITED

servants, agents or any person, or for detention of the instruments by the drawees / correspondent Bank for any reason whatsoever.

(23) That the Borrower agrees to accept as conclusive proof of the correctness of any sum claimed to be due to the Bank, a statement of account made out from the books of the Bank and signed by the duly authorised officer of the Bank without production of any other voucher, document or paper.

(24) The contents of the agreement have been read over and translated into Hindi (enter name of the language) and explained to the Borrower by the representatives of the Bank and he having understood the contents thereof subscribes to these presents.

(25) The borrower agrees as a precondition of the loan/ advances given to them by the Bank that in case they commit default in the repayment of the loan/advances or in the repayment of interest thereon or any of the agreed instalment of the loan on due date/s, the unqualified right to disclose or publish their name or the names of their company/firm/unit and its directors/partners/proprietors as defaulter in such manner and through such medium as the Bank or Reserve Bank of India in their absolute discretion may think fit.

(26) The borrower (s) hereby agree that the granting of this credit facility shall be purely at the discretion of the bank and that notwithstanding anything herein before contained, the bank shall, at its absolute discretion, approve or disallow facilities such as drawing beyond the sanctioned limits or honouring cheques issued for the purpose other than specifically agreed to and disallow drawings in the loan account on its classification as non performing asset or upon non-compliance with the terms of sanction. It is further agreed that the bank shall not be required or shall not be under any obligation to extend or allow further facilities to meet the additional requirements of the borrower on account of growth in business etc, other wise than at the discretion of the bank and without proper review of the credit limits.

(27) Without prejudice to the right of the Bank to proceed against the borrower(s) under the civil law for recovery of the amount due, the Borrower(s) hereby give(s) consent that the Bank will be entitled to recover the dues under the provisions of the Securitisation and Reconstruction of Financial Assets and Enforcement of Security Interest Act, 2002 and the Borrower(s) further agree(s) that they will be liable to pay the Bank all cost, charges and expenses incurred in that connection.

(28) The borrower understands that as a pre-condition, relating to grant of the loans/ advances/ other non-fund-based credit facilities to them, the Bank requires their consent

For M/s Yatra Online Limited

Authorized Signatory

YATRA ONLINE LIMITED

for the disclosure by the bank of, information and data relating to them, of the credit facility availed of/ to be availed, by him/ them, obligations assumed/ to be assumed, by them, in relation thereto and default, if any, committed by them, in discharge thereof. Accordingly, the borrower hereby agrees and gives consent for the disclosure by the Bank of all or any such;

a. information and data relating to them;
b. the information or data relating to any credit facility availed of/ to be availed, by them, and
c. default, if any, committed by them, in discharge of their such obligation, as the Bank may deem appropriate and necessary, to disclose and furnish to Credit Information Bureau (India) Ltd. and any other agency authorized in this behalf by RBI.

(29). The Borrower declares that the information and data furnished by them to the Bank are true and correct.

(30) The Borrower undertakes that

a. The Credit Information Bureau (India) Ltd. and any other agency so authorized may use, process the said information and data disclosed by the bank in the manner as deemed fit by them; and
b. The Credit Information Bureau (India) Ltd. and any other agency so authorized may furnish for consideration, the processed information and data or products thereof prepared by them, to banks/ financial institutions and other credit grantors or registered users, as may be specified by the Reserve Bank in this behalf.

31) We hereby give specific consent to the Bank for disclosing / submitting the 'financial information' as defined in Section 3 (13) of the Insolvency and Bankruptcy Code, 2016 ('Code' for brief) read with the relevant Regulations/ Rules framed under the Code, as amended and in force from time to time and as specified there under from time to time, in respect of the Credit/ Financial facilities availed from the Bank by me/us, from time to time, to any 'Information Utility' ('IU' for brief) as defined in Section 3 (21) of the Code, in accordance with the relevant Regulations framed under the Code, and directions issued by Reserve Bank of India to the banks from time to time and I/We hereby specifically agree to promptly authenticate the 'financial information submitted by the Bank, as and when requested by the concerned 'IU'

32) The Borrower(s) further confirm that their Directors are not included in the Wilful defaulters' list of RBI. The Borrower(s) also agree and undertake that they shall not induct

For M/s Yatra Online Limited

Authorized Signatory

YATRA ONLINE LIMITED

any person whose name appears in the Wilful defaulter's list of RBI on its Board of Directors and in the event any of its Directors are included in the Wilful defaulter's list, the Borrower(s) shall take expeditious and effective steps for removal of such person from its Board.

33) The accepted sanction order/letter no. **CIB/VG/YOL/SID/2023** dated **23.01.2023** also forms part and parcel of this agreement

IN WITNESS WHEREOF the borrower has executed these presents on the day and year first above written.

ESMS ANNEX TO SALES INVOICE/BILL DISCOUNTING FACILITY

1. **Definitions:**

A) **"Applicable E&S Laws"** means means all applicable statutes, laws, ordinances, rules and regulations in force, including without limitation, all authorizations setting standards concerning environmental, social, labor, health and safety or security risks of the type contemplated by the Performance Standards or imposing liability for the breach thereof.

B) **"CAO"** or **"Compliance Advisor Ombudsman"** is an independent accountability mechanism for IFC that impartially responds to environmental and social concerns of affected communities and aims to enhance outcomes;

C) **"Credit Facility Agreement"** means the credit facility agreement/loan agreement executed by the Borrower in favour of the Bank, to which this ESMS Annex has been attached therewith.

D) **"ESMS Annex"** means this annex which shall form an integral part of the Credit Facility Agreement upon execution by the Borrowers.

E) **"ESMS Policy"** means Environmental and Social Management System Policy of the Bank as amended from time to time. The crux of ESMS Policy is available on the website of the Bank www.federalbank.co.in.

F) **"Exclusion List"** means the list of activities specified as such in the crux of ESMS Policy published on Bank's website.

G) **"IFC"** or **"International Finance Corporation"** is an international organization, which is a sister organization of World Bank and member of World Bank group.

For M/s Yatra Online Limited

Authorized Signatory

YATRA ONLINE LIMITED

H) "E&S Performance Standards" shall mean national / international benchmark for identifying and managing environmental and social risks. The Environmental and Social performance standards defined by IFC being one of the best benchmarks adopted worldwide, has been adopted by the Bank for managing environmental and social risks as E&S Performance Standards, along with the national benchmarks. IFC's Performance Standards on Social & Environmental Sustainability are available publicly on http://www.ifc.org/wps/wcm/connect/Topics_Ext_Content/IFC_External_Corporate_Site/IFC+Sustainability/Our+Approach/Risk+Management/Performance+Standards

I) "S&E Requirements" means the social and environmental obligations to be undertaken by the Borrowers to ensure compliance with: (a) the Exclusion List; (b) Applicable E&S Laws; (c) the Performance Standards; and (d) any other requirements established by the ESMS Policy.

Capitalized terms used in this ESMS Annex and not defined above shall have the same meaning assigned to it under the Credit Facility Agreement

2. Borrower's Covenants

The Borrower understands that the Bank is committed in integrating environmental and social considerations into its business activities and in pursuance thereof has formulated the ESMS Policy. The Borrower agrees and covenants to comply with the applicable terms of the ESMS Policy, including, but not limited to, the following:

(a) The Borrower shall at all times comply with the S&E Requirements including the Applicable S&E Laws and Performance Standards.

(b) The Borrower shall not engage in any activity falling under the Exclusion List.

(c) The Borrower shall, wherever applicable, comply with any conditions stipulated in the Environmental and Social Action Plan (ESAP) by the Bank, which shall be communicated to the Borrower at the time of sanctioning the loan/credit facility.

(d) In the event of any of the activities or operations of the Borrower violates, breaches or are not in accordance with S&E Requirements, the Borrower shall immediately notify the same to the Bank. The Borrower shall further carry out appropriate corrective measures as required by the Bank to rectify such violation/breach to the satisfaction of the Bank and ensure that its activities/operations are always in compliance with S&E Requirements. In the event of any default on the part of the Borrower in taking appropriate corrective measures as envisaged above, the Bank shall have the right to recall the credit facilities extended to the Borrower at its sole discretion.

For M/s Yatra Online Limited

YATRA ONLINE LIMITED

Authorized Signatory

3. Right of Access & Disclosure

3.1 The Borrower agrees that representatives of the Bank, IFC as well as CAO shall have the right to visit any offices, branches, sites, plants, equipment or facilities or any premises of the Borrower where the business of the Borrower is conducted and to have access to the Borrower's books of account and records and to its employees and agents, all to the extent necessary to ensure compliance by the Borrower of the S&E Requirements. The Borrower further agrees and declares that representatives of the Bank, IFC as well as CAO is not required to obtain prior permission or provide advance notice to the Borrower for conducting the visits as mentioned above.

3.2 If the Borrower is engaged in any activity classified as Category A in crux of Bank's ESMS Policy published on the Bank's website, the Borrower hereby accords its consent to the Bank to disclose the following publicly on an annual basis:

(a) The name and other details of the Borrower, including the details of the loans/credit facilities availed by the Borrower.

(b) The location where such Category A activity is carried out.

(c) The details of the sector/industry of such Category A activity.

The Borrower further hereby accords its consent to the Bank to disclose the above information to IFC.The Borrower further covenants that it does not have any objection in IFC publicly disclosing the above information on their portal/website.

For M/s Yatra Online Limited

Authorized Signatory

Non Judicial

Indian-Non Judicial Stamp
Haryana Government

Date : 23/01/2023

Certificate No. G0W2023A286

GRN No. 98496605

Stamp Duty Paid : ₹ 200

Penalty : ₹ 0

(Rs. Zero Only)

Seller / First Party Detail

Name: Yatra Online Limited

H.No/Floor : Na Sector/Ward : LandMark : Na

City/Village : Gurugram District : Gurugram State : Haryana

Phone: 70******09

Buyer / Second Party Detail

Name : The Federal Bank ltd

H.No/Floor : Na Sector/Ward : Na LandMark : Na

City/Village: Gurugram District : Gurugram State : Haryana

Phone : 70*****09

Purpose : ARTICLE 5 GENERAL AGREEMENT

The authenticity of this document can be verified by scanning this QrCode Through smart phone or on the website https://egrashry.nic.in

This stamp paper forms an integral part of "Agreement for Working Capital" executed on 02.02.2023 by M/s Yatra Online Limited (CIN: U63040MH2005PLC158404) in favor of The Federal Bank for Overdraft cash credit (ODCC) Limit of Rs 10,00,000/-(Rupees Ten Lakhs Only)

For M/s Yatra Online Limited

Authorised Signatory

YATRA ONLINE LIMITED

AGREEMENT FOR WORKING CAPITAL FACILITY

THIS AGREEMENT IS MADE on the Date specified below the signatures of the Authorised signatories of the borrower on the last page of this Agreement/Schedule and at the Place specified in **Part (a)** of the Schedule

BY

The Borrower whose name is mentioned in Part (c) of the Schedule (hereinafter referred to as "**the Borrower** which expression shall where the context so admits include their successors and assigns).

IN FAVOUR OF

THE FEDERAL BANK LTD, a banking company within the meaning of Companies Act, 2013, and licensed to carry on the business of banking under the Banking Regulation Act, 1949, having its Registered Office at "Federal Towers", Aluva, Kerala, and having one of its Branch Offices at the place specified in Part (b) of the Schedule (hereinafter called **"the Bank"** which expression shall include its successors and assigns).

WHEREAS AT THE REQUEST OF THE BORROWER the Bank has granted/agreed to grant Working Capital Facility(ies) (hereinafter referred to as **"Facility" or "Loan"**, which expression shall as the context may permit or require, mean any of the working capital facility(ies) or each of the disbursements made under any of the working capital facility(ies) granted/agreed to be granted by the Bank, or so much thereof as may be outstanding from time to time) of the nature, up to the amounts and for the purpose(es) respectively specified in Part (d) and (e) of the Schedule, on the terms and conditions contained in this agreement, the sanction letter and on providing other securities and execution of further documents by the Borrower as required by the Bank from time to time.

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Authorised Signatory

NOW IN CONSIDERATION of the above, the Borrower hereby agree/s, undertake/s, assure/s and declare/s as follows:

ARTICLE 1

DEFINITIONS

1.1 In this Agreement , unless the context otherwise requires the following capitalized terms shall have the following meanings:

A) **'Agreement'** means this agreement and the schedule attached hereto.

B) **'Applicable Benchmark Rate'** means MCLR or FBIL – TBILL Rate of prescribed tenor, as specified in Part (g) of the Schedule.

C) **'Commitment Charges'** means charges as specified in Part (i) of the Schedule payable by the Borrower(s) on account of non utilization or under utilization of the Facility.

D) **'Goods/Debts'** means any or all kind of things, goods, movable properties, equipments, furniture and fixtures etc., and book debts, outstanding moneys, receivables, claims and unless the context requires otherwise, shall also include all those assets described either specifically or in general terms in Part (o) of the Schedule Borrower from time to time.

E) **"'Interest Rate'** means the aggregate of Repo Rate plus Spread, or a fixed rate, as specified in Part (g) of the Schedule

F) **'MCLR'** means Marginal Cost of Funds based Lending Rate which is an internal tenor linked benchmark rate fixed by the Bank for prescribed tenors.

G) **'Prepayment'** means premature repayment of loan as per the terms and conditions laid down by Bank in that behalf and in force at the time of prepayment.

For M/s Yatra Online Limited

YATRA ONLINE LIMITED

Authorised Signatory

H) **'Prepayment Charges'** means charges payable by the Borrower in terms of Article 4.3 of the Agreement at the time of prepayment of the Facility.

I) **'Processing Fees'** means upfront fee of quantum specified in Part (k) of the Schedule, payable by the Borrower upon sanction of the Facility or during review of the facility or upon takeover/closure of the Facility on account of non-renewal.

J) **'Repayment'** means repayment of the principal amount of the loan, interest thereon and/or any other charges, premium, fees and other dues payable in terms of the Agreement to the Bank.

K) **'Schedule'** means the schedule attached to this Agreement, which shall form an integral part of this Agreement.

L) **'Secured Assets'** means the property(ies), asset(s), vehicle(s), vessel(s), equipment(s) and machinery(ies), receivable(s), good(s), book debt(s) and current asset(s) as more fully described in Part (o) of the Schedule.

M) **"Spread'** means percentage rate or margin over and above the Repo Rate which together with the Repo Rate constitutes the interest applicable on the Facility granted/agreed to be granted to the Borrower

ARTICLE 2
TERMS OF THE FACILITY

2.1 At the request of the Borrower the Bank has granted/agreed to grant to the Borrower, the Facility of the nature and upto the amounts specified in Part (d) of the Schedule and for the period specified in Part (f) of the Schedule.

2.2 The Borrower declare that they have read and understood the terms and conditions of sanction of the Facility as contained in this agreement and the sanction letter, and

For M/s Yatra Online Limited

YATRA ONLINE LIMITED

Authorised Signatory

agree to abide and be bound by the same. The Borrower further agree to furnish all such information as the Bank may reasonably require to the satisfaction of the Bank, so as to confirm due compliance with the terms and conditions of this agreement and/or the sanction order, or otherwise, at such time, in such form and containing such particulars as the Bank may call for or require from time to time. The Borrower also declare that the information and data furnished/that shall be furnished in future by them to the Bank are and shall always be true and correct.

2.3 The Borrower agree that the Facility shall be utilized only for the purpose described in Part (e) of the Schedule, for which it has been granted and further declare that the Facility shall not be utilized for any other purposes. The Borrower further agree that the Bank shall not be required to make or continue advance on the Facility otherwise than at the Bank's discretion and in no circumstances to an amount at any time exceeding in the aggregate with interest thereon, the sum mentioned in Part (d) of the Schedule or a sum equal to the normal current market value of the Goods/Debts minus the percentage rate mentioned in Part (m) of the Schedule, whichever sum may be less.

ARTICLE 3
INTEREST & FEES

3.1 The Borrower agrees to pay interest on the Facility at the Interest Rate specified in part (g) of the Schedule which shall be compounded at rests specified in Part (h) of the Schedule. The interest shall start accruing from the date of utilization of the Facility or any part thereof and shall be calculated on the daily balance outstanding in the account. The Borrower further agrees that the principal amount under this Agreement shall always include and/or shall deem to include also the interest calculated and debited to the loan account of the Borrower at the rests specified in Part (h) of the Schedule cumulatively.

3.2 The Borrower understands, agrees and confirms that, if the Applicable Benchmark Rate be MCLR:

(a) The Interest Rate is the aggregate of MCLR of prescribed tenor specified in Part (g) of the Schedule and Spread.

(b) The Bank has explained and the Borrower have understood the various components of MCLR and that MCLR is an internal benchmark rate fixed by the Bank for

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Authorised Signatory

YATRA ONLINE LIMITED

prescribed tenors. The Borrower have further understood that MCLR for corresponding tenor will be the minimum lending rate and that the Spread is determined inter alia on the basis of the Borrower's credit rating.

(c) The Borrower has accepted the Spread applied over the MCLR to arrive at the Interest Rate.

(d) The Interest Rate shall be subject to reset on the MCLR review date specified in Part (g) of the Schedule and thereafter at periodical intervals specified in Part (g) of the Schedule.

(e) If there is a residual period for the Facility which is less than the tenor of the MCLR specified in Part (g) of the Schedule, the MCLR applicable to such residual period of the Facility would be the MCLR specified in Part (g) of the Schedule.

(f) The Interest Rate would remain fixed from the date of utilization till the date of first reset, between two consecutive reset dates and from the date of last reset till the date fixed for Repayment of the Facility.

(g) The Bank is at liberty to vary the MCLR at periodic intervals in terms of the guidelines of the Bank/Reserve Bank of India and such revisions/variations in MCLR shall be published on the website of the Bank.

3.3 The Borrower understands, agrees and confirms that, if the Interest Rate is not linked to any Applicable Benchmark Rate and is a Fixed Rate, the Interest Rate shall remain unchanged till the Facility is renewed/ enhanced/repaid/recalled as may be applicable

3.4 The Borrower agree that the Bank may, upon their request, at its sole discretion permit switching of Applicable Benchmark Rates or from fixed rate to floating rate or vice versa on payment of switching charges at the rate specified in Part (l) of the Schedule or such other rates as may be decided by the Bank from time to time.

3.5 The Borrower further agree that, notwithstanding anything contained herein, the Bank shall have the absolute right to revise the Interest Rate applicable to the Facility at any time, in the event of deterioration in credit quality/rating of the Borrower(s) as assessed from time to time by the Bank or otherwise as decided by the Bank from time to time or as per directives of the Reserve Bank of India, without intimation/notice to the Borrower and any such revision in Interest Rate shall be binding on the Borrower. The Borrower further agree that the Bank shall not be under any obligation to issue separate intimation/notice to the Borrower, in the event of variation in the Interest

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Rate on account of variation in the Applicable Benchmark Rate and/or Spread and the Borrower hereby expressly waive(s) such intimation/notice

3.6 The Borrower agree to pay to the Bank :

(a) Processing Fee at the rate specified in Part (k) of the Schedule.

(b) Commitment Charges at the rate specified in Part (i) of the Schedule, in the event of non utilization or under utilization of the Facility.

3.7 The Borrower also undertake to pay penal interest and additional penal interest at the rates specified in Part (j) of the Schedule and/or at such other rates as may be fixed by the Bank from time to time, over and above the rate mentioned in Part (g) of the Schedule, in case the Borrower defaults in paying the installments, interest, and/or other charges payable under the terms of this agreement and the Facility Account is classified into SMA (Special Mention Account) Category as per the Guidelines of RBI. The decision of the Bank on whether there has been any such default or breach shall be final and binding on the Borrower. The charging of such penal interest/ additional penal interest shall be without prejudice to the other rights or remedies available for the Bank.

3.8 The Borrower agree and undertake to pay additional interest at the rate mentioned in Part(u) of the Schedule or at such other rates as may be prescribed by the Bank and/or RBI from time to time over and above the interest rates mentioned in Part(g) of the Schedule in case the Borrower commits all and/or any of the event of defaults as mentioned in Part(u) of the Schedule.

ARTICLE 4

REPAYMENT OF THE FACILITY & PREPAYMENT

4.1 The Borrower understand and agree that the Facility has been granted to the Borrower for the Period specified in Part (f) of the Schedule. On expiry of the Period afore-mentioned, the Bank may at its sole discretion, after conducting a detailed credit analysis, renew the Facility for further periods either with the same Facility Amount or with an enhancement / reduction in the Facility amount, subject to the same terms and conditions incorporated in this Agreement and/ or with any modified terms to be recorded by way of supplemental agreements / separate agreements. The Borrower

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agree to execute such documents and also furnish such securities/ guarantees, as may be stipulated by the Bank for granting the renewed Facility.

4.2 The Borrower agree and understand that, in the event of non- renewal of Facility before the expiry of the Period, the Bank shall be entitled to freeze operation in the Facility Account, on and from the date of expiry of the Facility until the facility is renewed. However, the Bank may at its sole and absolute discretion, permit operation in the Facility account subject to the terms and conditions of this Agreement after conducting a review of the Facility account, status of the secured assets /security documents available for the Facility, financial position of the Borrower and such other aspects related to the Facility("Review"). The Borrower shall pay Processing Fee for Review of the Facility at the rate specified in Part (k) of the Schedule. The Borrower agree and understand that operation in the Facility account pursuant to Review shall be permitted only for a short period as may be fixed by Bank and intimated to the Borrower and the Borrower shall Renew the Facility as stated in Clause 4.1 above before expiry of said period. The Borrower further agree that, notwithstanding anything contained herein, the Bank shall be at liberty to recall the Facility at any time during its continuance, without assigning any reason whatsoever, if the Bank considers that it is necessary for the best interests of the Bank. The Borrower further agrees and undertakes to pay prepayment fees in the event of takeover of the Loan/Facility.

4.3 The Borrower understand and agree that, unless the Facility is renewed or reviewed as stated in the clauses above or is otherwise permitted to be continued by the Bank as the case may be, the Borrower shall be under an obligation to repay the Facility upon the expiry of the period specified in Part (f) of the Schedule or upon a demand being made by the Bank to clear the balances outstanding in the Facility account, whichever is earlier. The Borrower further agree that the interest applied in Facility account periodically shall be cleared/remitted then and there. The Borrower further understand and agree that, in the event the Facility extended is in the nature of demand loan, the Facility shall be repayable in the manner specified in Part (m) of the Schedule.

4.4 The Borrower further agree to pay Prepayment Charges at the rate specified in Part (n) of the Schedule, in the event of the Facility being repaid either in part or in full or is taken over by any other bank/financial institution during the period in which

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operation/continuance of the Facility is permitted by the Bank, irrespective of whether such repayment/takeover is before or after the expiry of the period specified in Part (f) of the Schedule.

4.5 The Borrower agree that, if the periodic interest debited to the Facility account or any installment due is not paid on the due date in the manner prescribed in these presents, the agreement of the Bank to accept repayment of the Facility by installments (wherever applicable) shall at the option of the Bank forthwith determine and the whole balance of the said Facility unpaid at the date of such default shall immediately thereupon become payable to the Bank provided always that the Bank may not in its discretion forthwith enforce its rights over the Secured Assets.

4.6 The Borrower further agree that, notwithstanding what has been stated herein before the Facility outstanding shall become payable on demand and in lump sum and the bank shall also become entitled to possession of the Secured Assets hypothecated and sell them and to apply the sale proceeds towards the said Facility and hold the Borrower liable for the balance if any with interest/ penal interest as fixed by the bank from time to time in case:-

a. the Borrower commits or suffers any breach of the conditions and obligation stipulated to be observed and performed by him.

b. the Borrower dies, becomes insolvent, or has a receiver's order made against them allows the assets to be seized in distress or execution or under any other process of law.

c. the loan becomes overdue for renewal /closure, periodic instalment of repayment or part thereof or periodic interest debited in the account remain in arrears and left unpaid for one month from the date fixed for its payment.

ARTICLE 5
SECURITY

5.1 As security for the Facility and also for payment of any other charges, interest costs, and expenses payable to or incurred by the Bank in relation thereto, the Borrower hereby

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charge(s) and hypothecate(s) to the Bank, the whole of the Assets/Goods mentioned in Part (o) of the Schedule which now or hereafter from time to time during the period of the Facility shall be brought into, stored or be in or about the Borrower premises at the address/location specified in Part (p) of the Schedule, or wherever else the same may be (including any such goods in course of transit or delivery) and which may come into existence by accretion, modification or purchase or otherwise. The benefit of security hereby created shall be available to the Bank in respect of all moneys at any time payable by the Borrower to the Bank in respect of the said Facility and also as security for the payment and discharge of all indebtedness or liability of the Borrower to the bank in respect of any bill of exchange, promissory note or instrument at any time drawn, made accepted or endorsed by the Borrower solely or jointly with others which the Bank may discount or become, interested in together with all interest, discount, commission, charges, costs (between Attorney and client) and expenses payable to or incurred by the Bank in relation thereto.

5.2 The Borrower further hereby charges and hypothecates to the Bank, all the Borrower present and future books debts, outstanding moneys receivable, claims, contracts, engagements, securities, investments, deposits, rights and assets (except property effectively otherwise hypothecated, charged or mortgaged to the Bank), by way of pari passu charge as mentioned in Part (o) of the Schedule , as security for the payment to the Bank, on demand, of all moneys, at any time payable by the borrower to the Bank in respect of Facility and also as security for the payment and discharge of all indebtedness or liability of the Borrower to the Bank in respect of any bills of exchange, promissory notes or instrument, at any time drawn, made , accepted or endorsed by the Borrower solely or jointly with others which the Bank may discount or become interested in together with all interest, discount, commission charges, costs (between Attorney and client) and expenses payable to or incurred by the Bank in relation thereto.

5.3 The Borrower agree to maintain sufficient book debts to provide the margin on security at the rate specified in Part (m) of the Schedule or at such other rates the Bank may stipulate from time to time, at the market value and will forthwith whenever necessary provide further book debts (approved by the Bank) to restore such margin or pay the Bank, the equivalent in cash. The Borrower further agree to make best endeavours to obtain payment of all the said debts as and when the same shall become payable and pay all such

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sums when received into the said cash credit/overdraft account maintained with the Bank. The Borrower also agree not to receive, release, or compound any of the book debts /receivables and assets without the consent in writing of the bank, except in the ordinary course of business, and not do anything whereby the recovery thereof may be delayed , impeded , prejudiced ,prevented or become time-barred.

5.4 The Borrower further hereby charge(s) and hypothecate(s) to the Bank those asset(s) /vehicle(s) / vessel(s) /equipment(s) /machinery described in Part (o) of the Schedule which will at any time during the continuance of this security normally be housed/ garaged / anchored in or about the place specified in Part (p) of the Schedule or elsewhere in India, as security for the repayment of the Facility and also for payment of any other charges, interest costs, and expenses payable to or incurred by the Bank in relation thereto. The Borrower further agree(s) to notify at once of any change in his/her/its own address and the address of the premises/garage/location to which the asset(s)/vehicle(s)/vessel(s)/equipment(s)/ machinery may be moved and kept.

5.5 The said asset(s)/ vehicle(s)/ vessel(s)/ equipment(s)/ machinery shall remain hypothecated to the Bank by way of pari passu charge/additional charge as mentioned in Schedule as security for the payment by the Borrower to the Bank of the Facility and also as security for the payment and discharge of all indebtedness or liabilities of all or any one of the Borrower to the Bank on general balance of account(s) together with all interest, discount, commissions, costs (inclusive between Attorney & Client), charges and expenses payable to or incurred by the Bank in relation to the Facility or the enforcement of any one or more of the securities. The Borrower undertake that all additions to the above said assets/ vehicle(s)/ vessel(s)/ equipment(s)/ machinery subsequent to the creation of hypothecation shall be likewise kept unencumbered and would be included in the said asset(s)/ vehicle(s)/ vessel(s)/ equipment(s)/ machinery and would stand hypothecated to the Bank as a security in terms of these presents and all the provisions hereunder shall be applicable thereto.

5.6 The Borrower shall keep the Secured Assets offered as security at their risk and expenses in good condition and fully insured against loss, fire or damage as may be required by the Bank from time to time, with bank clause, on such basis and for such value as may be satisfactory to the Bank, with such insurance office of repute to be approved of in writing by

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the Bank and the Borrower shall pay all premia for renewal of such insurance. In case the Borrower fail to insure the Secured Assets as mentioned hereinabove, the Bank may at its sole discretion and as it may deem fit and proper, without any obligation on its part to renew the insurance for further periods, effect such insurance at Borrower's expense. It shall be the primary responsibility of the Borrower to keep the assets insured by remitting the insurance premium regularly and Bank's responsibility will be only secondary, non-binding and discretionary.

5.7 The Borrower shall on their own accord take all steps for filing of claim as well as promptly furnish necessary information to the Bank/Insurance Company as and when required. In case of any claim arising under such insurance, the proceeds thereof shall, at the option and sole discretion of the Bank, either be applied towards replacement thereof as far as possible or towards the satisfaction of the Bank's dues as hereunder. In the event of rejection of claim either wholly or in part on account of loss/damage to the assets, the Borrower shall be liable to repay to the Bank the entire outstanding liability without requiring the Bank to proceed in the first instance against the insurance company. The Bank's responsibility to insure/invoke the claim will be only discretionary and if the Bank does not lodge any claim within the time prescribed under such policy, the Bank shall not be liable for the same to the Borrower or any other person. The Bank shall be also not liable for rejection of any insurance claim on account of non-production of any documents which are deemed to be in the custody of the Bank.

5.8 The Borrower shall pay all rent, fees, taxes, other outgoings etc, payable in respect of the assets as and when the same becomes due. In case the Borrower default(s) to pay the said rent, fees, taxes, other outgoings, etc. the Bank may at its option, but not obligatory on its part, pay the same by debit to the loan account.

5.9 The Borrower further undertake(s) to indemnify the Bank against loss by reason of damage to or destruction or loss of the assets from any cause whatsoever or by reason of claims by third parties.

5.10 The Borrower understand and agree that the security hereby created shall be separate and distinct from and shall not be affected by any other security (ies), indemnity(ies) or guarantee(s) that the Bank may have relating to the Facility or any other obligation present

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and future of the Borrower to the Bank and nothing herein shall prejudice any rights or remedies of the Bank in respect of any present and future security, guarantees, obligation or decree or liability of the Borrower to the Bank and the Bank shall have full authority to take recourse to or enforce this security or any other guarantee, indemnity or security(ies) that the Bank may have as herein before stated at the sole discretion of the Bank.

5.11 The Bank, its Agents and Nominees shall be entitled at all times, without notice to the Borrower(s), but at the Borrower's risk and expenses and if so required as Attorney for and in the name of the Borrower to enter any place where the assets may be located and to inspect, value, insure, superintend disposal and/or take particulars of all or any part of the assets and check any statements, accounts, reports and information.

5.12 The Borrower further agree that, though not obligatory on the part of the Bank, the Bank shall at all times be entitled at its sole discretion, to do all such things for the safety, upkeep and maintenance of the hypothecated items and all expenses incurred by the Bank on that account shall be debited to the Borrower's loan account(s) and shall be recoverable by the Bank as dues under this Agreement.

ARTICLE 6
ENVIRONMENTAL & SOCIAL MANAGEMENT SYSTEM

6.1 Definitions: In this Article, unless the context otherwise requires the following capitalized terms shall have the following meanings

A) **"Applicable E&S Laws"** means means all applicable statutes, laws, ordinances, rules and regulations in force, including without limitation, all authorizations setting standards concerning environmental, social, labour, health and safety or security risks of the type contemplated by the Performance Standards or imposing liability for the breach thereof.

B) **"CAO"** or **"Compliance Advisor Ombudsman"** is an independent accountability mechanism for IFC that impartially responds to environmental and social concerns of affected communities and aims to enhance outcomes;

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C) **"ESAP"** or **"Environmental Social Action Plan"** shall mean the plan formulated by the Bank after conducting E&S Due Diligence of the Borrower detailing the corrective actions to be taken by the Borrower in order to adhere to S&E Requirements.

D) **"ESMS Policy"** means Environmental and Social Management System Policy of the Bank as amended from time to time. The crux of ESMS Policy is available on the website of the Bank www.federalbank.co.in.

E) **"Exclusion List"** means the list of activities specified as such in the crux of ESMS Policy published on Bank's website.

F) **"E&S Performance Standards" or "Performance Standards** shall mean national / international benchmark for identifying and managing environmental and social risks. The Environmental and Social performance standards defined by IFC being one of the best benchmarks adopted worldwide, has been adopted by the Bank for managing environmental and social risks as E&S Performance Standards, along with the national benchmarks. IFC's Performance Standards on Social & Environmental Sustainability are available publicly on http://www.ifc.org/wps/wcm/connect/Topics_Ext_Content/IFC_External_Corporate_Site/IFC+Sustainability/Our+Approach/Risk+Management/Performance+Standards.

G) **"IFC"** or **"International Finance Corporation"** is an international organization, which is a sister organization of World Bank and member of World Bank group.

H) **"S&E Requirements"** means the social and environmental obligations to be undertaken by the Borrowers to ensure compliance with: (a) the Exclusion List; (b) Applicable E&S Laws; (c) the Performance Standards wherever applicable; and (d) ESAP and any other requirements established by the ESMS Policy.

6.2 The Borrower understand that the Bank is committed in integrating environmental and social considerations into its business activities and in pursuance thereof has

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formulated the ESMS Policy. The Borrower agree and covenant to comply with the applicable terms of the ESMS Policy, including, but not limited to, the following:

(a) The Borrower shall at all times comply with the S&E Requirements including the Applicable S&E Laws and wherever applicable, the Performance Standards.
(b) The Borrower shall not engage in any activity falling under the Exclusion List.
(c) The Borrower shall, wherever applicable, comply with any conditions stipulated in the Environmental and Social Action Plan (ESAP) by the Bank, which shall be communicated to the Borrower at the time of sanctioning the loan/credit facility.
(d) In the event of any of the activities or operations of the Borrower violates, breaches or are not in accordance with S&E Requirements, the Borrower(s) shall immediately notify the same to the Bank. The Borrower(s) shall further carry out appropriate corrective measures as required by the Bank to rectify such violation/breach to the satisfaction of the Bank and ensure that its activities/operations are always in compliance with S&E Requirements. In the event of any default on the part of the Borrower in taking appropriate corrective measures as envisaged above, the Bank shall have the right to recall the credit facilities extended to the Borrower, at its sole discretion.
(e) (i) The borrower shall notify the Bank of any social, labour, health and safety, security or environmental incident, accident or circumstance with respect to any of the Borrower's operations having, or which could reasonably be expected to have, any material adverse social and/or environmental impact or any material adverse impact on the implementation or operation of the Borrower's operations compliance with S&E Requirements, specifying in each case the nature of the incident, accident, or circumstance and the impact or effect arising or likely to arise therefrom; (ii) within ten (10) days after the occurrence provide information on the measures the Borrower is taking or the Borrower plan to take to address them and to prevent any future similar event; and (iii) keep the Bank informed of the on-going implementation of those measures.

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6.3* If the Borrower are engaged in any activity classified as Category A in crux of Bank's ESMS Policy published on the Bank's website, the Borrower hereby accords its consent to the Bank to disclose the following publicly on an annual basis:

(a) The name and other details of the Borrower, including the details of the loans/credit facilities availed by the Borrower.
(b) The location where such Category A activity is carried out.
(c) The details of the sector/industry of such Category A activity.

The Borrower further hereby accords its consent to the Bank to disclose the above information to IFC. The Borrower further covenants that it does not have any objection in IFC publicly disclosing the above information on their portal/website.

6.4** The Borrower(s) agree that representatives of the Bank, IFC as well as CAO shall have the right to visit any offices, branches, sites, plants, equipment or facilities or any premises of the Borrower(s) where the business of the Borrower(s) is conducted and to have access to the Borrower's books of account and records and to its employees and agents, all to the extent necessary to ensure compliance by the Borrower(s) of the S&E Requirements. The Borrower(s) further agrees and declares that representatives of the Bank, IFC as well as CAO is not required to obtain prior permission or provide advance notice to the Borrower for conducting the visits as mentioned above. ("CAO" or "Compliance Advisor Ombudsman" is an independent accountability mechanism for IFC that impartially responds to environmental and social concerns of affected communities and aims to enhance outcomes).

ARTICLE 7
MISCELLANEOUS

7.1 The Borrower hereby declare that they shall carry on the business efficiently and shall submit to the Bank monthly or oftener, as may be required by the Bank, statement of work-in -progress, book debts and outstanding moneys receivable, claims and bills due and owing to the Borrower. The Borrower further agree and understand that cancelling of drawing power as afore-mentioned is without prejudice to the rights of the Bank to charge penal/ additional interests in the Facility account for such non-submission, as agreed to in

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this Agreement. The Borrower agree that reinstatement of the drawing power shall be permissible, subject to compliance of all the conditions as may be stipulated by the Bank in this regard. The Borrower further agree to furnish and verify all statements, reports, returns, certificates and information, and also execute all documents and do all acts and things which the Bank may require to give effect hereto, and the Borrower hereby authorizes the Bank and each of its agents and nominees as attorney for and in the name of the Borrower to do whatever the borrower may be required to hereunder.

7.2 The Borrower agree that the Bank may at their request grant additional drawing enhancing the Facility to the extent of the amount specified in Part (q) of the Schedule considering their requirements during the peak season i.e. the period mentioned in Part (q) of the Schedule, but permitting such additional drawings shall be purely at the discretion of the Bank and all the covenants, set forth in these presents or in any other document (as applicable to this Facility) and /or all the securities created in respect of this Facility shall be applicable and shall stand extended to such additional drawings also. The Borrower further agree that the Bank shall be entitled to charge additional interest for the seasonal enhancement of limit, at such rates as decided by the bank from time to time.

7.3 The Borrower agree that the Bank may at their request permit to avail the facilities/limits more fully described in Part (r) as sub limit(s) to the Facility. The Borrower agree that all the terms of the sub-limits shall be also governed by separate agreements if so required to be executed in favour of the Bank, apart from the covenants contained in these presents. The Borrower further agree that all the securities created in respect of the Facility specified in Part(o) of the Schedule shall be applicable and stand extended to such sub-limits also in addition to the separate securities, if any, created/to be created for the sub-limits, unless specifically exempted by the Bank.

7.4 The Borrower agree that this agreement and other documents executed by the Borrower(s) in respect of the Facility shall operate as continuing security for all moneys, indebtedness and liabilities aforesaid notwithstanding the existence of a credit balance on the said account at any time or partial payments or fluctuations in the account. The Borrower further declare and agree that in the event of the Bank granting, at their request, any further loans /advances at any time hereafter, the provisions of this Agreement shall be deemed to apply to the said loans/advances in all respects, unless agreed otherwise.

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7.5 The Borrower further agree that nothing herein shall prejudice any rights or remedies of the Bank in respect of any present or future security, guarantee, obligation or decree for any indebtedness of liability of the Borrower to the Bank.

7.6 The Borrower(s) agree that the credit facilities sanctioned to them shall be covered under the credit guarantee scheme of Credit Guarantee Fund Trust for Small Industries (CGTMSE). The Borrower confirm that they have understood the salient features of the Scheme and they agree to pay one time guarantee fee payable to CGTMSE at rates prescribed by CGTMSE in addition to the Processing Fee and other charges payable to the Bank. The Borrower further agree that they will not be eligible for refund of the guarantee fee for any reason including non-availment of any credit facility partially or fully. The Borrower accord their consent to the Bank for debiting the annual service fee or such other fee prescribed by CGTMSE from time to time to their loan accounts every year and further undertake to remit the same to the Bank immediately. The Borrower further undertake that they shall not create any charge on the security held in the accounts covered by the guarantee for the benefit of any account not covered by the guarantee with the Bank or in favour of any other creditor. The Borrower further accord their consent to the Bank and authorize the Bank to empower CGTMSE to publish the names, address and other details of my/our accounts on the website of CGTMSE or disclose otherwise, in the event of default on the part of the Borrower in making due repayment of the credit facilities and/or on account of breach of any of the terms and conditions contained in these presents.

7.7 The Borrower also agree the Bank shall be at liberty to assign/transfer/novate the debt and the benefit of these presents and the securities for the advance and security documents to the Industrial Development Bank of India and/or such other institutions established or to be established for such purposes as security for any refinance obtained by the Bank from the said Bank /Institution or to any agencies/institutions in connection with securitisation/ assignment of the debt or for any other purposes felt necessary by the Bank in respect of the loans, advances granted/agreed to be granted by the Bank to the Borrower, each of whom shall, if and whenever required by the Bank, do so, at their own expenses, do and execute and join the doing and executing all such acts, things, deeds, documents or assurance as the Financing Institutions may require for perfecting such assignments. The Bank shall be at liberty to furnish to the Industrial Development Bank of India and/or such

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other institutions any information and/or report whether received by the Bank from the Borrower or otherwise in the Bank's possession

7.8 The Borrower agree that, in the event of transfer of credit facilities/liabilities to any other branches of the Bank at the request of the Borrower or otherwise, such branch is entitled to enforce this Agreement and Securities hereunder as if this Agreement is entered into in its favour.

7.9 The Borrower understand and agree that the Bank may at its sole discretion avail services of recovery agency/agents of Bank's choice for initiating and continuing the recovery proceedings against the Borrower until the full amounts due to the Bank are recovered. The Borrower further agree to reimburse to the Bank, any fees, charges, costs or expenses paid to such recovery agency engaged by the Bank, in this regard.

7.10 The Borrower agree and confirm that the Bank shall be entitled to appoint service providers /agents and outsource any of its activities to such service providers/agents as permitted by the Reserve Bank of India and/ or as per Bank's policy and disclose all or any information, data or documents relating to the Borrower or relating to their Loan or Loan Documents to such service providers /agents.

7.11 The Bank may from time to time, at its sole and absolute discretion, sanction credit facilities by way of sub limits or permit interchangeability among the credit facilities sanctioned to the Borrower as specified in sanction letter/schedule to this agreement and/or with any other credit facilities sanctioned/to be sanctioned to the Borrower. (For the purpose of this agreement, the term, 'Interchangeability' shall mean availment of additional drawals by the Borrower in the form of other credit facilities as permitted by the Bank, from the unavailed portion if any available under the credit facility(ies) presently sanctioned, through the branch specified in the Schedule and/or through any other branches as the Bank may permit). The sanction of credit facilities by way of sublimits and/or interchangeability among the credit facilities as aforesaid is permitted subject to the condition that the Bank shall not under any circumstances make or continue advances under the credit facilities, exceeding at any one time the sums mentioned in Part (d) of Schedule to this Agreement. TheBorrower hereby also agree that notwithstanding anything contained herein, the Bank is at liberty to cancel the sub limits or withdraw the facility of interchangeability of the limits allowed to the Borrower at any time during the continuance

of the arrangement or otherwise without assigning any reason whatsoever, if the Bank considers that it is necessary in the best interest of the Bank. The Borrower hereby further agree and declare that, all the items of securities, primary/collateral/ additional and the guarantees furnished by them shall continue to be available as securities for the amount availed of/to be availed of under the respective sub limits or by virtue of the interchangeability of the limits permitted and for the payment of any amount due and payable by the Borrower. The Borrower agree to execute any document and furnish such securities as may be prescribed by the bank from time to time for availing credit facilities by way of sub limits or interchangeability among the credit facilities.

7.12 The Borrower hereby agree that the granting of this Facility shall be purely at the discretion of the Bank and that notwithstanding anything herein before contained, the Bank shall, at its absolute discretion, approve or disallow facilities such as drawing beyond the sanctioned limits or honouring cheques issued for the purpose other than specifically agreed to and disallow drawings in the Facility account on its classification as non performing asset or upon non-compliance with the terms of sanction. It is further agreed that the Bank shall not be required or shall not be under any obligation to extend or allow further facilities to meet the additional requirements of the borrower on account of growth in business etc, otherwise than at the discretion of the bank and after proper review of the credit limits.

7.13 The Borrower hereby agrees and consents that **(a)** Bank shall have the right to cancel/ withdraw /reduce the limit without notice to the Borrower in case the limit remains unutilised or underutilised on a regular basis and **(b)** in the event of default in the payment/repayment of any amount outstanding under the aforesaid credit facility, the Bank shall have an unqualified right to disclose or publish the name and other details including the photographs of the Borrower Directors as defaulters in such manner and in such form through electronic or other media such as newspapers, notices, pamphlets etc as the Bank may in its absolute discretion thinks fit.

7.14 The Borrower hereby gives specific consent to the Bank for disclosing / submitting the 'financial information' as defined in Section 3 (13) of the Insolvency and Bankruptcy Code, 2016 ('Code' for brief) read with the relevant Regulations/ Rules framed under the Code, as amended and in force from time to time and as specified there under from time to time, in

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YATRA ONLINE LIMITED

respect of the Credit/ Financial facilities availed from the Bank, from time to time, to any 'Information Utility' ('IU' for brief) as defined in Section 3 (21) of the Code, in accordance with the relevant Regulations framed under the Code, and directions issued by Reserve Bank of India to the banks from time to time and hereby specifically agree to promptly authenticate the 'financial information submitted by the Bank, as and when requested by the concerned 'IU' .

7.15 The Borrower further confirm that their Directors are not included in the Wilful defaulters' list of RBI. The Borrower also agree and undertake that they shall not induct any person whose name appears in the Wilful defaulter's list of RBI on its Board of Directors and in the event any of its Directors are included in the Wilful defaulter's list, the Borrower shall take expeditious and effective steps for removal of such person from its Board.

7.16 The Borrower agree to furnish to the Bank, audited financial statement pertaining to each financial year within a period of 8 months from the expiry of the respective financial year. The audited financial statement for a relevant financial year (as on 31st March) shall be submitted to the Bank on or before the 30th day of November of the next financial year. The Borrower understand and agree that, in the event of any default on the part of the Borrower to submit audited financial statements within the timeframe stipulated above, the Bank may at its sole discretion, freeze debit operation in the loan account(s) of the Borrower without any prior/further notice, until the audited financial statement/s is/are submitted by the Borrower to the Bank. This is without prejudice to the right of the Bank to levy additional interest on the Borrower on account of the non-compliance of the above stipulation.

7.17 The Borrower(s) agree that they shall be solely responsible and liable for payment of applicable stamp duty with respect to this agreement. The Borrower(s) also agree that this Agreement together with the Schedule and Stamp Paper(s) attached hereto form a single document.

7.18 The Borrower further agree that this Agreement shall be governed by the laws of India and shall be deemed to be executed at the Place specified in Part (a) of the Schedule for the purpose of jurisdiction and payment of stamp duty.

For M/s Yatra Online Limited

Authorised Signatory

YATRA ONLINE LIMITED

7.19 The contents of the agreement have been read over and explained to the Borrower in vernacular language by the representatives of the Bank and he/she having understood the contents thereof subscribes to these presents.

7.20 Sanction order CIB/VG/YOL/SID/2023 dated 23.01.2023 forms part and parcel to this agreement

IN WITNESS whereof the Borrower has /have executed these presents.

SCHEDULE TO WORKING CAPITAL FACILITY AGREEMENT

Part	Particulars	
(a)	Place and Date of Agreement	Place: Gurugram Date: 02.02.2023
(b)	Branch Office Address	Gurugram/MG Road, Shop No 5, Corporate Seva Park, Gurugram, Haryana-122002

For M/s Yatra Online Limited

Authorised Signatory

YATRA ONLINE LIMITED

(c)	Details of the Borrower	
	1st Borrower	**Name:** M/s **Yatra Online Limited (CIN: U63040MH2005PLC158404)** **Constitution:** Limited Company **Authorised Signatory:** 1- As per BR dated 21.09.2022
		Address: Registered office: **B2/101, 1st Flr MarathonInnova, Marathon Nextgen Complex, B Wing G Kadam Marg, Opp Peninsula Corp Park Lower Parel(W), Mumbai, Maharashtra-400013** Gurgaon Office: **Gulf Adiba, Plot 272, 04th Floor, Udyog Vihar, Phase II Gurugram, Haryana-122008**
(d)	Nature of Facility(ies) & Amount	ODCC-Rs 10,00,000/-(Rupees Ten Lakhs Only)
(e)	Purpose of the Loan	Working Capital
(f)	Period of the Facility	12 Months with renewal due on 31.11.2023
(g)	Interest Rate	9.25% (Applicable Bench Mark Rate + Spread)
	Interest Reset Terms (In case of Floating Rate Loans)	Interest rate mentioned above is calculated based on benchmark rate prevailing as on 02.02.2023 and is subject to change in the event of any variation in the benchmark rate prior to actual disbursal of the loan.
	Applicable Benchmark Rate	3 MCLR i.e. 9.05%
	Spread	0.20%
	MCLR Review Date/First Interest Reset Date & Periodicity of Rate of Reset	16.05.2023 and thereafter at quarterly intervals corresponding to the First Interest Reset Date.

For M/s Yatra Online Limited

Authorised Signatory

YATRA ONLINE LIMITED

<table>
<tr><td></td><td>Interest Rate (In case of Fixed Rate Loans)</td><td>NA</td></tr>
<tr><td>(h)</td><td>Rests/Periodicity of Interest Compounding</td><td>Monthly</td></tr>
<tr><td>(i)</td><td>Commitment Charges</td><td>NIL</td></tr>
<tr><td>(j)</td><td>Penal Interest/ Additional Penal Interest</td><td>
<table>
<tr><th>Default Category</th><th>Penal Interest</th><th>Additional Penal Interest</th></tr>
<tr><td>SMA 0
(Principal or interest payment overdue for not more than 30 days and/or account showing signs of incipient stress like 3 or more cheque returns etc.)</td><td>4% p.a on the overdue portion</td><td></td></tr>
<tr><td>SMA 1
(Instalment or interest overdue between 31-60 days)</td><td>4% p.a on the overdue portion</td><td>0.5% on the balance outstanding less overdue portion</td></tr>
<tr><td>SMA 2
(Instalment or interest overdue above 60 days till classification as NPA)</td><td>4% p.a on the over due portion</td><td>1% on the balance outstanding less overdue portion</td></tr>
<tr><td>NPA
(Instalment or interest overdue above 90 days)</td><td>4% p.a on the entire balance outstanding</td><td></td></tr>
</table>

<u>Others (Please specify)</u>

4.00% for the following:
1-Non submission of Audited annual report beyond 7 months from closure of financial year
</td></tr>
</table>

For M/s Yatra Online Limited

Authorised Signatory

		2-Non-submission of Provisional unaudited financials beyond 2 months from closure of financial year 3-Non-submission of quarterly financials beyond 45 days from end of quarter 4-Any amount unpaid on due date 5-Non Submission of Rating letter including Federal Bank exposure within 180 days from acceptance of Sanction Letter
(k)	(i)Processing Fee (inclusive of GST)	Non refundable fee of 1.50% + applicable taxes will be applicable. 1% payable upfront at the time of acceptance of sanction and 0.50% post IPO
	(ii) Processing Fee for Review as per Clause 4.2 (inclusive of GST)	NA
	(iii) Processing Fee for closure/ takeover after expiry of period of the Facility and the same is not got renewed/reviewed	NA
(l)	Switching Charges	0.25% of the drawing power or the balance outstanding under the loan/credit facility whichever is higher.
(m)	Repayment Terms (Applicable to Demand Loan)	In lump/by way of bullet payment on or before 31.11.2023 The interest applied in the loan account periodically shall be cleared / remitted then and there.
(n)	Margin	25% on book debts not older than 90 days
(o)	Prepayment Charges	Prepayment charges @ 2% of the facility amount, in case facility is taken over by any other lender.
(p)	Details of Security	
(i)	Particulars of Goods/Debts/Produce/Merchandise/Current Assets Primary: Pari passu charge on current assets of the borrower, both present and Future, except the exclusive charge on other lenders	

For M/s Yatra Online Limited

Authorised Signatory

YATRA ONLINE LIMITED

<table>
<tr><td>(ii)</td><td colspan="7">Particulars of Asset(s)/Vehicle(s)/Vessel(s)/Equipment(s)/Machinery (ies)
Collateral: Pari-passu charge on entire other current assets and all movable fixed assets of the borrower, both present and future with such exclusions as may be permitted by the Bank from time to time</td></tr>
<tr><td></td><td>Sl. No.</td><td>Full Description</td><td>Trade Name (Make)</td><td>Model and Year</td><td>New/Used</td><td>Invoice Price</td><td>Other details such as Reg. No., Chasis No., Engine No., Seating Capacity etc.</td></tr>
<tr><td></td><td></td><td></td><td></td><td></td><td></td><td></td><td></td></tr>
<tr><td>(q)</td><td colspan="2">Location where Secured assets are situated</td><td colspan="5">B2/101, 1st Flr MarathonInnova, Marathon Nextgen Complex, B Wing G Kadam Marg, Opp Peninsula Corp Park Lower Parel(W), Mumbai, Maharashtra-400013 and office among other place at Gulf Adiba, Plot 272, 04th Floor, Udyog Vihar, Phase II Gurugram, Haryana-122008.or any other place in India</td></tr>
<tr><td>(r)</td><td colspan="2">Seasonal Enhancement & Peak Season Period</td><td colspan="5">NA</td></tr>
<tr><td>(s)</td><td colspan="2">Sub Limits</td><td colspan="5">NIL</td></tr>
<tr><td>(t)</td><td colspan="2">Vernacular Language (refer clause 7.19)</td><td colspan="5">Hindi</td></tr>
<tr><td>(u)</td><td colspan="2">Additional Interest</td><td colspan="5">NIL</td></tr>
</table>

For M/s Yatra Online Limited

Authorised Signatory

YATRA ONLINE LIMITED

Signed and Delivered by the within named Borrower this Schedule to the Working Capital Facility Agreement on the date mentioned below

For M/s Yatra Online Limited

Authorised Signatory

Non Judicial

Indian-Non Judicial Stamp
Haryana Government

Date : 23/01/2023

Certificate No. G0W2023A303

GRN No. 98496605

Stamp Duty Paid : ₹ 200 (Rs. Only)

Penalty : ₹ 0 (Rs. Zero Only)

Seller / First Party Detail

Name: Yatra Online Limited

H.No/Floor : Na Sector/Ward : LandMark : Na

City/Village : Gurugram District : Gurugram State : Haryana

Phone: 70******09

Buyer / Second Party Detail

Name : The Federal Bank ltd

H.No/Floor : Na Sector/Ward : Na LandMark : Na

City/Village: Gurugram District : Gurugram State : Haryana

Phone : 70******09

Purpose : ARTICLE 5 GENERAL AGREEMENT

The authenticity of this document can be verified by scanning this QrCode Through smart phone or on the website https://egrashry.nic.in

This Stamp Paper forms an integral part of "AGREEMENT FOR HYPOTHECATION OF MOVABLE FIXED ASSETS AS ADDITIONAL SECURITY" executed by M/s Yatra Online Limited (CIN: U63040MH2005PLC158404) in favour of THE FEDERAL BANK LTD for the Sales Invoice Discounting Limit of Rs.20,00,00,000/-(Rupees Twenty Crores only) sanctioned to M/s Yatra Online Limited

For M/s Yatra Online Limited

Authorized Signatory

YATRA ONLINE LIMITED

AGREEMENT FOR HYPOTHECATION OF MOVABLE FIXED ASSETS AS ADDITIONAL SECURITY

THIS AGREEMENT executed on 02nd day of February 2023 by **M/s Yatra Online Limited (CIN: U63040MH2005PLC158404)**, **a company within the meaning of Companies Act, 2013 having its registered office at B2/101, 1st Flr MarathonInnova, Marathon Nextgen Complex, B Wing G Kadam Marg, Opp Peninsula Corp Park Lower Parel(W), Mumbai, Maharashtra-400013 and office among other place at Gulf Adiba, Plot 272, 04th Floor, Udyog Vihar, Phase II Gurugram, Haryana-122008.** (hereinafter referred to as "the Borrower " which term shall, where the context admits, include its successors and assigns) in favour of THE FEDERAL BANK LIMITED, a Banking company registered under the Companies Act and having its Registered office at Aluva, Ernakulam District, Kerala State and having among other places, a branch office at **Gurugram/MG Road, 5, Sewa Corporate Park, M.G. Road, DLF Phase II, Gurgaon, Haryana-122001** (hereinafter referred to as the "Bank").

WHEREAS, the Borrower(s) has/have applied to the Bank for the grant of financial accommodation to them for the purpose of **working capital requirement.**

AND WHEREAS the Bank has advanced/agreed to advance a sum of **Rs.20,00,00,000/- (Rupees Twenty Crores Only)** from time to time (exclusive of costs, charges and expenses) by way of **SID Limit of Rs.20,00,00,000/- (Rupees Twenty Crores Only)** to the borrower(s) for the said purpose.

AND WHEREAS the borrower(s) has executed the necessary documents and furnished the necessary security.

And Whereas the Borrower, in order to further secure the above advance granted /agreed to be granted by the bank to the Borrower, has agreed to further charge and hypothecate in favour of the Bank the other Current Assets & movable fixed assets more particularly described in schedule hereto as additional security for the due repayment of the amount due to the Bank from time to time under the above account or any other amount due from the borrower(s).

NOW THIS DEED WITNESSETH AS FOLLOWS:

In consideration of the credit limit(s) of **Rs.20,00,00,000/- (Rupees Twenty Crores Only)** granted/agreed to be granted to the borrower, the Borrower do further charge and hypothecate in favour of the Bank other current assets & movable fixed assets, more particularly described in the schedule hereto, kept in the yard/premises situated at **B2/101, 1st Flr MarathonInnova, Marathon Nextgen Complex, B Wing G Kadam Marg, Opp Peninsula Corp Park Lower Parel(W), Mumbai, Maharashtra-400013 and office among other place at Gulf Adiba, Plot 272, 04th Floor, Udyog Vihar, Phase II Gurugram, Haryana-122008** or elsewhere in India together with all other current assets

For M/s Yatra Online Limited

Authorized Signatory

and movable fixed assets which may hereafter be acquired by the Company (hereinafter referred to as security) for the due repayment of the above sum of **Rs.20,00,00,000/- (Rupees Twenty Crores Only)** together with interest, costs, expenses and/or other charges thereon or any amount due from the Borrower under any account.

The Borrower hereby agrees to keep the security in good and serviceable order and condition to the satisfaction of the Bank.

The Borrower shall pay all rents, rates, taxes, fees, duties and all other outgoings payable in respect of the security or the premises where the security is kept.

The Borrower hereby agree that the rules of the Bank shall be binding on them and that they shall fully abide by them.

The Borrower agree that they shall not create any encumbrance on the hypothecated assets or sell them or otherwise alienate them or transfer possession thereof to others during the currency of credit limit except with the express sanction of the Bank in writing and subject to such conditions and terms as the Bank may impose at their discretion.

The Bank and their officers or their nominees shall be entitled at any time as absolute owners but at the risk and expense of the Borrower and if so required as agent or attorneys for and in the name of the Borrower to enter and remain at any place or places where the security shall be and to inspect, take possession thereof, lease, sell or agree with any person in selling or otherwise dispose of the security or any part thereof by public auction or private contact and also enforce, settle, compromise or deal with any of the rights aforesaid without however being bound to exercise any of these powers or being liable for any loss in the exercise thereof and without prejudice to the Bank's rights or remedies against the Borrower and apply the net proceeds of such sale in or towards liquidation of the amounts due to the Bank.

The Borrower hereby agrees to accept the Bank's account of any such sale or realisation and also to pay to the Bank any shortfall or deficiency therein shown.

The Borrower agree to insure such of the assets as are secured herein and the future additions the cover note for the same with the Bank one week before the date of renewal in each year and that in case the Borrower fails to do so the Bank shall have the power but not obligatory on its part to insure such assets and also arrange for renewals of the Insurance Policy each year and the amount so spend by the Bank for the above purpose shall be treated as part of the advance secured hereunder and shall be recoverable with interest at the same rate as for the loan in the manner provided in connection with credit limit from the person and the movable and immovable properties of the Borrower

For M/s Yatra Online Limited

YATRA ONLINE LIMITED

Authorized Signatory

In the event of the Bank being forced to take possession of the security for any reason whatsoever the Borrower agree to pay all the expenses in connection with such taking of possession.

Without prejudice to the Bank's right to resort to legal or other measures to recover the dues, the Bank can recover the amounts due to it under Revenue Recovery Proceedings and the collection charges/commission etc as fixed by the Government from time to time shall be payable by the borrower.

It is also agreed that the security created hereunder shall be as a continuing security for all moneys, indebtedness and liabilities aforesaid notwithstanding the existence of credit balance or Nil' balance at any time or any partial payments or fluctuations of the accounts.

The Borrower agrees as a pre-condition of the loan/advances given to the Borrower by the bank that in case the Borrower commit default in the repayment of the loan/advances or in the repayment of the interest thereon or any of the agreed instalment of the loan on due date/s , the bank and / or the Reserve bank of India will have an unqualified right to disclose or publish Borrower's name or the names of their company and its directors as defaulter in such manner and through such medium as the bank or the Reserve Bank of India in their absolute discretion may think fit.

The Borrower further undertake(s) to indemnify the Bank against loss by reason of damage to or destruction or loss of the assets from any cause whatsoever or by reason of claims by third parties.

The Borrower further agree that, though not obligatory on the part of the Bank, the Bank shall at all times be entitled at its sole discretion, to do all such things for the safety, upkeep and maintenance of the hypothecated items and all expenses incurred by the Bank on that account shall be debited to the Borrower's loan account(s) and shall be recoverable by the Bank as dues under this Agreement

The Borrower also agree the Bank shall be at liberty to assign/transfer/novate the debt and the benefit of these presents and the securities for the advance and security documents to the bank and/or such other institutions established or to be established for such purposes as security for any refinance obtained by the Bank from the said Bank /Institution or to any agencies/institutions in connection with securitisation/ assignment of the debt or for any other purposes felt necessary by the Bank in respect of the loans, advances granted/agreed to be granted by the Bank to the Borrower each of whom shall, if and whenever required by the Bank, do so, at their own expenses, do and execute and join the doing and executing all such acts, things, deeds, documents or assurance as the Financing Institutions may require for perfecting such assignments. The Bank shall be at liberty to furnish to the Bank and/or such other institutions any information and/or report whether received by the Bank from the Borrower or otherwise in the Bank's possession.

Without prejudice to the right of the Bank to proceed against the Borrower under the civil law for recovery of the amount due, the Borrower hereby give consent that the Bank will be entitled to

For M/s Yatra Online Limited

Authorized Signatory

YATRA ONLINE LIMITED

recover the dues under the provisions of the Securitisation and Reconstruction of Financial Assets and Enforcement of Security Interest Act, 2002 and the Borrower further agree(s) that he/she/they will be liable to pay to the Bank all cost, charges and expenses incurred in that score. The Borrower (s) understand that the Bank may at its sole discretion avail services of recovery agency/agents of Bank's choice for initiating and continuing the recovery proceedings against the Borrower(s)/Co-obligant(s) until the full amounts due to the Bank are recovered. The Borrower further agree to reimburse to the Bank, any fees, charges, costs or expenses paid to such recovery agency engaged by the Bank, in this regard.

In witness whereof the Borrower has executed these presents on the day specified below the Signatures of the executants.

YATRA ONLINE LIMITED

For M/s Yatra Online Limited

Authorized Signatory

YATRA ONLINE LIMITED

SCHEDULE

Pari-passu charge on entire other current assets and all movable fixed assets of the borrower, both present and future (Other exclusions as may be permitted by Bank from time to time)

For M/s Yatra Online Limited

Authorized Signatory